REINSTATEMENT OF AND FIRST AMENDMENT TO

SERVICES, OPERATIONS AND MANAGEMENT AGREEMENT

This Reinstatement of and First Amendment to Services, Operations and Management Agreement (referred to herein as the “Amendment”), effective on December 15, 2009, is made and entered into by and between Aura Sound, Inc., a Nevada corporation (“Aura Sound”), and its wholly owned subsidiary Aura Sound, Inc., a California corporation, having their principal place of business at 11839 East Smith Ave., Santa Fe Springs, California 90670 (“Subsidiary”), and GGEC America Inc., a California corporation (“GGEC”), having its principle place of business at 1801 East Edingar Ave. #255, Santa Ana, California 92705 (each, a “Party”, collectively the “Parties”).

RECITALS

WHEREAS, effective October 8, 2008, the Parties entered into that certain “Services, Operations and Management Agreement” (the “Agreement”) pursuant to which GGEC agreed to provide certain services to the Company and loans to the Subsidiary;

WHEREAS, paragraph 3.1 of the Agreement states:

3.1                Term and Termination. The term of this Agreement shall begin on October 6, 2008 and shall continue for a period of six (6) months or until the completion (closing) of the Acquisition, whichever occurs earlier. Any funds loaned to the Company or Subsidiary by GGEC prior to the date hereof shall be deemed Bridge Loans within the meaning set forth herein and shall be governed by this Agreement and its attachments. This Agreement may be renewed in writing upon the mutual agreement of the Parties.

WHEREAS, the Parties have continued to act in accordance with the terms of the Agreement, irrespective of the fact that the Agreement terminated on April 6, 2009; and

WHEREAS, the Parties wish to reinstate the Agreement and to revise paragraph 3.1 of the Agreement to extend the date of termination.

NOW, THEREFORE, the Parties hereto, intending to be legally bound, agree as follows:

AGREEMENT

1.           Reinstatement of Agreement.  By executing this Amendment, the Parties agree that the Agreement, and each and every provision thereof, will be reinstated.

2.           Extension of Termination Date.  In accordance with paragraph 4.7 of the Agreement, the Parties agree that the first sentence of paragraph 3.1 shall be deleted in its entirety and shall be replaced with the following:

The term of this Agreement shall begin on October 6, 2008 and shall continue until June 30, 2010 or until the completion (closing) of the Acquisition, whichever occurs earlier.

3.           Remainder of Agreement to Remain the Same.  The Parties agree that, except as expressly amended by this Amendment, all of the other terms and provisions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

AuraSound, Inc., a Nevada corporation

By:	/s/ Arthur Liu
Arthur Liu
Chief Executive Officer and
Chairman of the Board
Address:	11839 East Smith Avenue
Santa Fe Springs, California 90670

AuraSound, Inc., a California corporation

By:	/s/ Arthur Liu
Arthur Liu
Chief Executive Officer and
Chairman of the Board
Address:	11839 East Smith Avenue
Santa Fe Springs, California 90670

GGEC America Inc., a California corporation

By:	/s/ Jiaxi Huang
Jiaxi Huang
President
Address:	1801 East Edingar Ave. #255
Santa Ana, California 92705